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Exhibit 99.1

GCO Education Loan Funding Trust-I
Statements to Noteholders
For the period ending January 31, 2005

        Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer. The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer's knowledge. In some circumstances, certain expenses have been accrued.

        12.04(a)    the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$—
A-2AR Notes	700,000
A-3AR Notes	—
B-1AR Notes	—
A-1L Notes	—
A-4AR Notes	—
A-5AR Notes	—
B-2AR Notes	—

$700,000

        12.04(b)    the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	$106,571
A-2AR Notes	138,371
A-3AR Notes	98,778
B-1AR Notes	26,133
A-1L Notes	—
A-4AR Notes	60,231
A-5AR Notes	112,467
B-2AR Notes	15,556

$558,106

        12.04(c)    the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

        12.04(d)    the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$360,888,453

        12.04(e)    the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$55,250,000
A-2AR Notes	76,650,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000
A-1L Notes	86,397,000
A-4AR Notes	32,000,000
A-5AR Notes	60,000,000
B-2AR Notes	8,000,000

$382,297,000

        12.04(f)    the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Rate
A-1AR Notes	2.500%
A-2AR Notes	2.420%
A-3AR Notes	2.570%
B-1AR Notes	2.600%
A-1L Notes	2.480%
A-4AR Notes	2.450%
A-5AR Notes	2.260%
B-2AR Notes	2.650%

        12.04(g)    the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	36,216

        12.04(h)    the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	57,536
Fees paid to Delaware Trustee	—
Fees paid to Indenture Trustee/Eligible Lender Trustee	—

        12.04(i)    the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	$1,962,362	874,853	2,837,215

    Of the total amount recovered above, $254,961.72 was in-transit as of 01-31-05, and was received in early February.

        12.04(j)    the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$4,200,000	—

Acquisition Fund:

        12.04(k)    the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

$—

Total	$—

        12.04(l)    the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

$—

        12.04(m)    the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

$—

        12.04(n)    the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

        12.04(o)    the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0-30 days*	329	$9,080,388
31-60 days	263	8,187,439
61-90 days	139	4,855,410
91-120 days	68	2,165,329
Over 120 days	177	5,946,714
Claims filed	19	676,733

	995	$30,912,014

*
One subservicer does not provide information on delinquent loans that may fall in the 0-30 day catergory.

        12.04(p)    the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$7,154,790	$11,408	$7,166,198
Reserve Fund	4,200,000	8,086	4,208,086
Acquisition Fund	—	—	—
Redemption Fund	2,914,204	3,859	2,918,063
Student Loan Receivable	360,888,453	3,447,953	364,336,406

Total	$375,157,447	$3,471,306	$378,628,753

Class	Balance	Accrued Interest	Total
A-1AR Notes	$55,250,000	$23,021	$55,273,021
A-2AR Notes	76,650,000	139,120	76,789,120
A-3AR Notes	50,000,000	89,236	50,089,236
B-1AR Notes	14,000,000	27,300	14,027,300
A-1L Notes	86,397,000	398,770	86,795,770
A-4AR Notes	32,000,000	37,022	32,037,022
A-5AR Notes	60,000,000	86,100	60,086,100
B-2AR Notes	8,000,000	10,011	8,010,011

	$382,297,000	$810,580	$383,107,580

        12.04(q)    the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	813	36,108,378	10.01%
Financed Student Loans in deferment	1,654	56,283,727	15.60%

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GCO Education Loan Funding Trust-I Statements to Noteholders For the period ending January 31, 2005